Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

GAN Limited

London, United Kingdom

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2020, relating to the financial statements of GAN Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 24, 2020